Exhibit 99.1

NEWS RELEASE
Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Net Income Growth of 39%
in Fiscal Year 2017 First Quarter

●	Achieved record first quarter revenue of $33.1 million
●	Operating income improved 40% on 12% revenue growth
●	Demonstrated continued operating leverage: 62% operating income growth on 27% revenue growth in the Service segment
●	Further expansion in Southern California and key radio frequency market with the acquisition of Excalibur Engineering, Inc.

ROCHESTER, NY, July 26, 2016 – Transcat, Inc. (NASDAQ: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its fiscal year 2017 (“fiscal 2017”) first quarter, which ended June 25, 2016.

Lee D. Rudow, President and CEO commented, “ We kicked off the year with a strong first quarter as we executed our strategic plan effectively even as macro environment challenges continued. Our Service segment exhibited the significant leverage potential that is characteristic of this segment as our Service operating income grew 62% on 27% growth in revenue. We are particularly pleased with our consolidated operating results as they reflect our efforts to stabilize our Distribution segment. These efforts include a focus on our growing rental business, increased digital presence and the addition of the used equipment business from our recent acquisition, Excalibur Engineering.”

Mr. Rudow added, “Our primary objectives in fiscal 2017 are organic revenue growth, expanding operating leverage in our Service segment, stabilizing Distribution segment margins, and continuing to integrate our recent acquisitions. This quarter is the first in which we report the year-over-year impact of our recent acquisitions, all of which are performing well and driving our differentiation in the market. We believe our first quarter results validate our ability to achieve our objectives.”

First Quarter Fiscal 2017 Review (Results are compared with the first quarter of fiscal 2016)

($ in thousands)			Change
	FY17 Q1	FY16 Q1	$'s	%
Service Revenue	$17,175	$13,535	$3,640	26.9%
Distribution Sales	$15,972	$16,135	$(163)	(1.0%)
Revenue	$33,147	$29,670	$3,477	11.7%
Gross Profit	$8,246	$7,062	$1,184	16.8%
Gross Margin	24.9%	23.8%

Operating Income	$1,438	$1,027	$411	40.0%
Operating Margin	4.3%	3.5%

Net Income	$834	$601	$233	38.8%
Net Margin	2.5%	2.0%

Adjusted EBITDA*	$3,105	$1,994	$1,111	55.7%
Adjusted EBITDA* Margin	9.4%	6.7%

*See Note 1 on page 3 for a description of this non-GAAP financial measure and page 8 for the Adjusted EBITDA Reconciliation table.

Transcat Reports Net Income Growth of 39% in Fiscal Year 2017 First Quarter
July 26, 2016

Transcat achieved record first quarter revenue of $33.1 million driven by Service segment revenue growth. Leverage from higher sales, improved mix and disciplined cost management drove higher net income.

Service segment revenue growth and operating margin expansion

The Service segment represents the Company’s accredited calibration, repair, inspection and laboratory instrument services business (52% of total revenue for the first quarter of fiscal 2017)

($ in thousands)			Change
	FY17 Q1	FY16 Q1	$'s	%
Service Segment Revenue	$17,175	$13,535	$3,640	26.9%
Gross Profit	$4,729	$3,531	$1,198	33.9%
Gross Margin	27.5%	26.1%

Contribution Margin*	$2,352	$1,868	$484	25.9%
% of Segment Revenue	13.7%	13.8%

Operating Income	$1,044	$646	$398	61.6%
Operating Margin	6.1%	4.8%

Adjusted EBITDA*	$2,344	$1,372	$972	70.8%
Adjusted EBITDA* Margin	13.6%	10.1%

*See Note 1 on page 3 for a description of these non-GAAP financial measures and page 8 for the Adjusted EBITDA Reconciliation table and page 9 for further details on contribution margin.

Service revenue increased to a first quarter record and was driven by a combination of strong organic and acquisition-related growth. On a trailing twelve-month basis, Service segment revenue was $62.8 million, up 18.1% compared with the corresponding trailing-twelve month period of fiscal 2016. The Company believes that trailing twelve-month data is more indicative of the long-term progress of the Service segment.

Operating leverage inherent in the Service segment enabled gross margin expansion of 140 basis points and operating margin improvement of 130 basis points.

Stabilizing the Distribution segment

The Distribution segment represents the Company’s distribution of professional grade handheld test, measurement and control instrumentation (48% of total revenue for the first quarter of fiscal 2017)

($ in thousands)			Change
	FY17 Q1	FY16 Q1	$'s	%
Distribution Segment Sales	$15,972	$16,135	$(163)	(1.0%)
Gross Profit	$3,517	$3,531	$(14)	(0.4%)
Gross Margin	22.0%	21.9%

Contribution Margin*	$1,646	$1,654	$(8)	(0.5%)
% of Segment Sales	10.3%	10.3%

Operating Income	$394	$381	$13	3.4%
Operating Margin	2.5%	2.4%

Adjusted EBITDA*	$761	$622	$139	22.3%
Adjusted EBITDA* Margin	4.8%	3.9%

*See Note 1 on page 3 for a description of these non-GAAP financial measures and page 8 for the Adjusted EBITDA Reconciliation table and page 9 for further details on contribution margin.

Transcat Reports Net Income Growth of 39% in Fiscal Year 2017 First Quarter
July 26, 2016

Distribution segment sales and gross margin were essentially flat year-over-year due to a combination of strategic growth initiatives, including an expansion of the Company’s high margin rental business, and incremental Distribution sales from the April 2016 Excalibur acquisition, which offset an otherwise challenging environment for this segment. Segment operating income was also flat year-over-year, though up 10 basis points to 2.5% as a percentage of segment sales.

Strong and Flexible Balance Sheet to Support Growth Strategy

At June 25, 2016, the Company had total debt of $27.3 million with $11.4 million available under its secured revolving credit facility. Capital expenditures in the quarter were $1.0 million, relatively consistent with the prior-year period of $1.1 million. Investments were primarily for expanded Service segment capabilities and assets for the Company’s rental business. Transcat reaffirmed its expectations that total capital expenditures will be approximately $5.0 million to $5.5 million in fiscal 2017.

Outlook

Mr. Rudow concluded, “We are pleased with the execution of our strategic priorities and have great confidence that we are well-positioned to capitalize on the opportunities to benefit from the sales and cost synergies of our recent acquisitions. We are also encouraged by the opportunities available to continue to grow organically and via acquisition as we progress through fiscal 2017.”

Webcast and Conference Call

Transcat will host a conference call and webcast on Wednesday, July 27, 2016 at 11:00 a.m. ET. Management will review the financial and operating results for the quarter, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation which will be available at www.transcat.com/investor-relations.

The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Wednesday, August 3, 2016. To listen to the archived call, dial (858) 384-5517 and enter conference ID number 13640531, or access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, and non-cash stock compensation expense), which is a non-GAAP measure. The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results. Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the Securities and Exchange Commission. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table on page 8.

Contribution margin, a non-GAAP financial measure, consists of gross profit less selling, marketing and warehouse expenses. We believe contribution margin provides management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses. Contribution margin is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of contribution margin is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income (loss) and net income (loss). For further details on contribution margin, see the calculation of this non-GAAP financial measure and the reconciliation of contribution margin to gross profit in the Additional Information – Business Segment Data table on page 9.

Transcat Reports Net Income Growth of 39% in Fiscal Year 2017 First Quarter
July 26, 2016

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, including life science, aerospace and defense, pharmaceutical, medical device manufacturing and biotechnology. Transcat provides permanent and periodic on-site services, mobile calibration services and in-house services through 20 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents national and proprietary brand instruments to customers globally. Its e-commerce focused website and product catalog offer access to more than 100,000 test, measurement and control instruments, including products from approximately 540 leading manufacturers.

Transcat’s growth strategy is to leverage its service capabilities, strong brand and leading distribution platform to drive organic sales growth and to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model.

More information about Transcat can be found on its website at: Transcat.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, market position, customer preferences and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

For more information contact:

Michael J. Tschiderer, Chief Financial Officer
Phone: (585) 352-7777
Email: mtschiderer@transcat.com

-OR-

Deborah K. Pawlowski, Investor Relations
Phone: (716) 843-3908
Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Net Income Growth of 39% in Fiscal Year 2017 First Quarter
July 26, 2016

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)
	First Quarter Ended
	June 25,	June 27,
	2016	2015
Service Revenue	$17,175	$13,535
Distribution Sales	15,972	16,135
Total Revenue	33,147	29,670

Cost of Service Revenue	12,446	10,004
Cost of Distribution Sales	12,455	12,604
Total Cost of Revenue	24,901	22,608

Gross Profit	8,246	7,062

Selling, Marketing and Warehouse
Expenses	4,248	3,540
Administrative Expenses	2,560	2,495
Total Operating Expenses	6,808	6,035

Operating Income	1,438	1,027

Interest and Other Expense, net	168	95

Income Before Income Taxes	1,270	932
Provision for Income Taxes	436	331

Net Income	$834	$601

Basic Earnings Per Share	$0.12	$0.09
Average Shares Outstanding	6,954	6,851

Diluted Earnings Per Share	$0.12	$0.08
Average Shares Outstanding	7,161	7,132

Transcat Reports Net Income Growth of 39% in Fiscal Year 2017 First Quarter
July 26, 2016

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)
	June 25,	March 26,
	2016	2016
ASSETS
Current Assets:
Cash	$781	$641
Accounts Receivable, less allowance for doubtful accounts of $118
and $113 as of June 25, 2016 and March 26, 2016, respectively	17,221	17,080
Other Receivables	934	881
Inventory, net	7,589	6,520
Prepaid Expenses and Other Current Assets	1,296	1,096
Total Current Assets	27,821	26,218
Property and Equipment, net	14,017	12,313
Goodwill	32,705	29,112
Intangible Assets, net	9,607	8,211
Other Assets	1,071	853
Total Assets	$85,221	$76,707

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$7,322	$8,141
Accrued Compensation and Other Liabilities	7,408	7,688
Current Portion of Long-Term Debt	1,429	-
Total Current Liabilities	16,159	15,829
Long-Term Debt	25,917	19,073
Deferred Tax Liability	1,181	1,071
Other Liabilities	1,914	1,823
Total Liabilities	45,171	37,796

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized;
6,987,342 and 6,923,557 shares issued and outstanding
as of June 25, 2016 and March 26, 2016, respectively	3,494	3,462
Capital in Excess of Par Value	13,226	12,993
Accumulated Other Comprehensive Loss	(279)	(358)
Retained Earnings	23,609	22,814
Total Shareholders' Equity	40,050	38,911
Total Liabilities and Shareholders' Equity	$85,221	$76,707

Transcat Reports Net Income Growth of 39% in Fiscal Year 2017 First Quarter
July 26, 2016

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	First Quarter Ended
	June 25,	June 27,
	2016	2015
Cash Flows from Operating Activities:
Net Income	$834	$601
Adjustments to Reconcile Net Income to Net Cash (Used in) Provided
by Operating Activities:
Loss on Sale of Property and Equipment	4	25
Deferred Income Taxes	110	(139)
Depreciation and Amortization	1,549	840
Provision for Accounts Receivable and Inventory Reserves	49	52
Stock-Based Compensation Expense	149	171
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	730	2,896
Inventory	(815)	161
Prepaid Expenses and Other Assets	(433)	(26)
Accounts Payable	(1,186)	(1,162)
Accrued Compensation and Other Liabilities	(1,131)	(1,172)
Income Taxes Payable	-	389
Net Cash (Used in) Provided by Operating Activities	(140)	2,636

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(967)	(1,089)
Business Acquisitions, net of cash acquired	(6,923)	(700)
Net Cash Used in Investing Activities	(7,890)	(1,789)

Cash Flows from Financing Activities:
Repayment of Revolving Credit Facility, net	(1,489)	(697)
Proceeds from Term Loan	10,000	-
Repayments of Term Loan	(238)	-
Issuance of Common Stock	175	127
Repurchase of Common Stock	(98)	(65)
Excess Tax Benefits Related to Stock-Based Compensation	-	(22)
Net Cash Provided by (Used in) Financing Activities	8,350	(657)

Effect of Exchange Rate Changes on Cash	(180)	(205)

Net Increase (Decrease) in Cash	140	(15)
Cash at Beginning of Period	641	65
Cash at End of Period	$781	$50

Transcat Reports Net Income Growth of 39% in Fiscal Year 2017 First Quarter
July 26, 2016

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in thousands)
(Unaudited)

	FY2017
	Q1		Q2	Q3	Q4	YTD
Net Income		$834				$834
+ Interest Expense		137				137
+ Other Expense / (Income)		31				31
+ Tax Provision		436				436
Operating Income		$1,438	$-	$-	$-	$1,438
+ Depreciation & Amortization		1,549				1,549
+ Other (Expense) / Income		(31)				(31)
+ Noncash Stock Compensation		149				149
Adjusted EBITDA		$3,105	$-	$-	$-	$3,105
Segment Breakdown
Service Operating Income		$1,044				$1,044
+ Depreciation & Amortization		1,247				1,247
+ Other (Expense) / Income		(27)				(27)
+ Noncash Stock Compensation		80				80
Service Adjusted EBITDA		$2,344	$-	$-	$-	$2,344
Distribution Operating Income		$394				$394
+ Depreciation & Amortization		302				302
+ Other (Expense) / Income		(4)				(4)
+ Noncash Stock Compensation		69				69
Distribution Adjusted EBITDA		$761	$-	$-	$-	$761

	FY2016
	Q1		Q2	Q3	Q4	YTD
Net Income		$601	$878	$1,068	$1,577	$4,124
+ Interest Expense		51	48	54	94	247
+ Other Expense / (Income)		44	(12)	8	8	48
+ Tax Provision		331	456	552	544	1,883
Operating Income		$1,027	$1,370	$1,682	$2,223	$6,302
+ Depreciation & Amortization		840	902	969	1,235	3,946
+ Other (Expense) / Income		(44)	12	(8)	(8)	(48)
+ Noncash Stock Compensation		171	109	4	75	359
Adjusted EBITDA		$1,994	$2,393	$2,647	$3,525	$10,559
Segment Breakdown
Service Operating Income		$646	$839	$799	$1,871	$4,155
+ Depreciation & Amortization		680	717	751	1,068	3,216
+ Other (Expense) / Income		(39)	1	(18)	(8)	(64)
+ Noncash Stock Compensation		85	51	(2)	37	171
Service Adjusted EBITDA		$1,372	$1,608	$1,530	$2,968	$7,478
Distribution Operating Income		$381	$531	$883	$352	$2,147
+ Depreciation & Amortization		160	185	218	167	730
+ Other (Expense) / Income		(5)	11	10	0	16
+ Noncash Stock Compensation		86	58	6	38	188
Distribution Adjusted EBITDA		$622	$785	$1,117	$557	$3,081

Transcat Reports Net Income Growth of 39% in Fiscal Year 2017 First Quarter
July 26, 2016

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2017 Q1	FY 2016 Q1	$'s	%
Service Revenue	$17,175	$13,535	$3,640	26.9%
Cost of Revenue	$12,446	$10,004	$2,442	24.4%
Gross Profit	$4,729	$3,531	$1,198	33.9%
Gross Margin	27.5%	26.1%

Selling, Marketing & Warehouse	$2,377	$1,663	$714	42.9%
Contribution Margin	$2,352	$1,868	$484	25.9%
% of Revenue	13.7%	13.8%

Administrative Expense	$1,308	$1,222	$86	7.0%
Operating Income	$1,044	$646	$398	61.6%
Operating Margin	6.1%	4.8%

			Change
DISTRIBUTION	FY 2017 Q1	FY 2016 Q1	$'s	%
Distribution Sales	$15,972	$16,135	$(163)	(1.0%)
Cost of Sales	$12,455	$12,604	$(149)	(1.2%)
Gross Profit	$3,517	$3,531	$(14)	(0.4%)
Gross Margin	22.0%	21.9%

Selling, Marketing & Warehouse	$1,871	$1,877	$(6)	(0.3%)
Contribution Margin	$1,646	$1,654	$(8)	(0.5%)
% of Sales	10.3%	10.3%

Administrative Expense	$1,252	$1,273	$(21)	(1.6%)
Operating Income	$394	$381	$13	3.4%
Operating Margin	2.5%	2.4%

			Change
TOTAL	FY 2017 Q1	FY 2016 Q1	$'s	%
Total Revenue	$33,147	$29,670	$3,477	11.7%
Total Cost of Revenue	$24,901	$22,608	$2,293	10.1%
Gross Profit	$8,246	$7,062	$1,184	16.8%
Gross Margin	24.9%	23.8%

Selling, Marketing & Warehouse	$4,248	$3,540	$708	20.0%
Contribution Margin	$3,998	$3,522	$476	13.5%
% of Revenue	12.1%	11.9%

Administrative Expense	$2,560	$2,495	$65	2.6%
Operating Income	$1,438	$1,027	$411	40.0%
Operating Margin	4.3%	3.5%